EXHIBIT 99.2



                       CITIBANK CREDIT CARD MASTER TRUST I

                          SERVICING OFFICER CERTIFICATE

The undersigned, a duly authorized representative of Citibank (South Dakota), National Association, as Servicer (the "Bank"), pursuant to a Pooling and Servicing Agreement dated as of May 29, 1991, as Amended and Restated as of October 5, 2001 (as amended and supplemented, the "Agreement"), among the Bank, as Seller and Servicer, Citibank (Nevada), National Association, as Seller, and Deutsche Bank Trust Company Americas (formerly Bankers Trust Company), as Trustee (the "Trustee"), does hereby certify that:

                  1. The Bank is, as of the date hereof, the Servicer under the Agreement. Capitalized terms used in this Certificate have their respective meanings as set forth in the Agreement.

                  2. The undersigned is a Servicing Officer who is duly authorized pursuant to the Agreement to execute and deliver this Certificate to the Trustee.

                  3. A review of the activities of the Servicer during the calendar year ended December 31, 2003 and of its performance under the Agreement was conducted under my supervision.

                  4. Based on such review, the Servicer has, to the best of my knowledge, performed in all material respects its obligations under the Agreement throughout such year and no default in the performance of such obligations has occurred or is continuing except as set forth in paragraph 5 below.

                  5. The following is a description of each default in the performance of the Servicer's obligations under the provisions of the Agreement known to me to have been made by the Servicer during the year ended December 31, 2003, which description sets forth in detail (i) the nature of each such default, (ii) the action taken, if any, by the Servicer to remedy each such default and (iii) the current status of each such default:

                                            None.


                  IN WITNESS WHEREOF, the undersigned has duly executed this certificate this 15th day of March, 2004.


                             /s/ Susan J. Sexton
                                 ---------------
                                 Susan J. Sexton
                                 Servicing Officer